Exhibit 99.1

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NYSE Euronext Announces First Quarter 2012 Financial Results

- First Quarter GAAP Diluted EPS of $0.34 vs. $0.59 in Prior Year -

- Non-GAAP Diluted EPS of $0.47 vs. $0.68 in Prior Year Excl. Merger Expenses, Exit Costs and Discrete Tax Items -

- Global Leader for IPOs in First Quarter 2012 -

Financial and Operating Highlights1,2

•	Diluted EPS of $0.47, down 31% vs. 1Q11

•	Net revenue of $601 million, down 11% vs. 1Q11, including $9 million negative FX impact

•	Fixed operating expenses of $405 million, down 3% constant dollar/portfolio basis

•	Operating income of $196 million, down 26% vs. 1Q11, including $4 million negative FX impact

•	EBITDA margin of 44% vs. 49% in 1Q11

•	Repurchased 4.3 million shares at average price of $29.73 in 1Q12

•	Board declares second quarter 2012 cash dividend of $0.30 per share

[1]	All comparisons versus 1Q11 unless otherwise stated. Excludes merger expenses, exit costs and discrete tax items.
[2]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.

NEW YORK – April 30, 2012 – NYSE Euronext (NYX) today reported net income of $87 million, or $0.34 per diluted share, for the first quarter of 2012, compared to net income of $155 million, or $0.59 per diluted share, for the first quarter of 2011. Results for the first quarter of 2012 and 2011 include $31 million and $21 million, respectively, of pre-tax merger expenses and exit costs. The $31 million in merger expenses and exit costs in the first quarter of 2012 included $16 million related to the terminated merger with Deutsche Boerse AG. In the first quarter of 2012, the GAAP effective tax rate included the release of a non-cash reserve related to a favorable settlement with the UK tax authorities, which was more than offset by a discrete, non-cash tax expense. Excluding merger expenses, exit costs and discrete tax items, net income in the first quarter of 2012 was $121 million, or $0.47 per diluted share, compared to $177 million, or $0.68 per diluted share, in the first quarter of 2011.

“Our first quarter results reflect the challenging operating environment which carried over into 2012 and will continue to result in near-term headwinds,” said Duncan L. Niederauer, CEO, NYSE Euronext. “Looking ahead into 2013 and 2014, we are focused on creating value by enhancing the underlying earnings power of the Company and solidly executing on the three core pillars of our earnings growth strategy outlined at our investor day: capturing growth opportunities in new markets and leveraging inter-asset class opportunities; delivering efficiencies through disciplined cost management and optimizing our shared services infrastructure; and strategically deploying our capital.”

The table below summarizes the financial results1 for the first quarter of 2012:

				% Δ 1Q12
($ in millions, except EPS)	1Q12	4Q11	1Q11	vs. 1Q11
Total Revenues[2]	$952	$1,054	$1,148	(17%)

Total Revenues, Less Transaction-Based Expenses[3]	601	628	679	(11%)
Other Operating Expenses [4]	405	416	415	(2%)

Operating Income [4]	$196	$212	$264	(26%)
Net Income[4]	$121	$130	$177	(32%)
Diluted Earnings Per Share[4]	$0.47	$0.50	$0.68	(31%)
Operating Margin	33%	34%	39%	(6 ppts)
Adjusted EBITDA Margin	44%	45%	49%	(5 ppts)

[1]	A full reconciliation of our non-GAAP results to our GAAP results is included in the attached tables. See also our statement on non-GAAP financial measures at the end of this earnings release.
[2]	Includes activity assessment fees.
[3]	Transaction-based expenses include Section 31 fees, liquidity payments and routing & clearing fees.
[4]	Excludes merger expenses, exit costs, the 4Q11 BlueNext tax settlement and discrete tax items.

Michael S. Geltzeiler, Group Executive Vice President and CFO, NYSE Euronext, commented, “Despite the tough quarter, we are executing our earnings growth strategy. This quarter we made progress with the build-out of clearing, reduced our shares outstanding, unwound NYSE Blue and reported lower costs. These efforts will provide greater operating leverage when macro trends return to more historical norms.”

FIRST QUARTER 2012 CONSOLIDATED RESULTS

Total revenues, less transaction-based expenses, which include Section 31 fees, liquidity payments and routing and clearing fees (net revenue), were $601 million in the first quarter of 2012, down $78 million, or 11% compared to the first quarter of 2011 and included a $9 million negative impact from foreign currency fluctuations. The $78 million decrease in net revenue compared to the first quarter of 2011 was primarily driven by lower average daily volumes (“ADV”) across all trading venues.

Other operating expenses, excluding merger expenses and exit costs, were $405 million in the first quarter of 2012, down $10 million, or 2% compared to the first quarter of 2011. Excluding the impact of new business initiatives (“NBIs”) and a $5 million positive impact attributable to foreign currency fluctuations, other operating expenses were down $12 million, or 3%, compared to the first quarter of 2011.

For the full-year 2012 core expenses, excluding NBIs, are targeted to be between $1,580 million and $1,600 million compared to $1,666 million for full-year 2011. Incremental expenses from NBIs in 2012, including the build-out of clearing for European derivatives ($15 million) and the investment in a new contract-for-differences business in Europe ($12 million) as well as variable costs related to increases in NYSE Technologies revenue ($20-$25 million) are expected to result in a full-year 2012 expense guidance range of $1,627 million to $1,652 million assuming constant foreign currency rates of EURO / USD $1.35 and GBP / USD $1.60.

Operating income, excluding merger expenses and exit costs, was $196 million, down $68 million, or 26% compared to the first quarter of 2011 and included a $4 million negative impact attributable to foreign currency fluctuations.

Adjusted EBITDA, excluding merger expenses and exit costs was $262 million, down $72 million, or 21% compared to the first quarter of 2011. Adjusted EBITDA margin was 44% in the first quarter of 2012, compared to 49% in the first quarter of 2011.

Non-operating income for the first quarter of 2012 and 2011 includes the impact of New York Portfolio Clearing (loss from associates) and NYSE Liffe U.S. (net loss attributable to non-controlling interest). NYSE Liffe U.S. is expected to achieve profitability in 2013. The profit attributable to the non-controlling interest related to NYSE Amex Options was $8 million in the first quarter of 2012, based on our partners’ 47.5% stake in the business. The semi-mutualization of the NYSE Amex Options business was closed late in the second quarter of 2011.

The effective tax rate for the first quarter of 2012, excluding merger expenses, exit costs and discrete tax items, was approximately 25% compared to approximately 26% for the first quarter of 2011. The lower effective tax rate for the first quarter of 2012 was principally driven by the reduction of the UK corporate tax rate from 26% to 25%, a settlement with the UK tax authorities resulting in a more favorable tax position in the UK and lower taxes related to the reorganization of certain U.S. businesses.

The weighted average diluted shares outstanding in the first quarter of 2012 was 259 million shares, down from 262 million shares in first quarter of 2011. During the first quarter of 2012, a total of 4.3 million shares were repurchased at an average price of $29.73 per share. The current $552 million stock repurchase authorization has $425 million remaining as of March 31, 2012.

At March 31, 2012, total debt of $2.1 billion was slightly above December 31, 2011 levels. Cash, cash equivalents and short term financial investments (including $67 million related to Section 31 fees collected from market participants and due to the SEC) were $0.4 billion and net debt was $1.7 billion at the end of the first quarter of 2012. The ratio of debt-to-EBITDA at the end of the first quarter of 2012 was 2.0.

Total capital expenditures in the first quarter of 2012 were $43 million, compared to $35 million in the first quarter of 2011. For the full-year 2012, capital expenditures are anticipated to be approximately $200 million which is expected to include approximately $30 million for the build-out of derivatives clearing in Europe.

The Board of Directors declared a cash dividend of $0.30 per share for the second quarter of 2012. The second quarter 2012 dividend is payable on June 29, 2012 to shareholders of record as of the close of business on June 15, 2012. The anticipated ex-date will be June 13, 2012.

FIRST QUARTER 2012 SEGMENT RESULTS

Below is a summary of business segment results:

	Derivatives			Cash Trading & Listings			Info. Svcs. & Tech. Solutions
($ in millions)	Net Revenue[1]	Operating Income[2]	Adjusted EBITDA[2]	Net Revenue[1]	Operating Income[2,3]	Adjusted EBITDA[2,3]	Revenue	Operating Income[2]	Adjusted EBITDA[2]
1Q12	$176	$79	$89	$304	$119	$161	$121	$28	$42
4Q11	$186	$86	$96	$315	$125	$168	$127	$31	$46
1Q11	$236	$146	$161	$328	$125	$171	$116	$28	$37

[1]	Net revenue defined as total revenues less transaction-based expenses including Section 31 fees, liquidity payments and routing & clearing fees.
[2]	Excludes merger expenses and exit costs.
[3]	Excludes the 4Q11 BlueNext tax settlement.

DERIVATIVES

Derivatives net revenue of $176 million in the first quarter of 2012 decreased $60 million, or 25% compared to the first quarter of 2011 and included a $3 million negative impact from foreign currency fluctuations. The $60 million decrease in derivatives net revenue compared to the first quarter of 2011, was driven by lower trading volumes as well as reduced pricing for individual equity options and index futures and options on NYSE Liffe in Amsterdam and Belgium.

•	Global derivatives ADV in the first quarter of 2012 of 7.6 million contracts decreased 17% compared to the first quarter of 2011 and decreased 5% compared to fourth quarter of 2011 levels.

•

NYSE Euronext European derivatives products ADV of 3.3 million contracts in the first quarter of 2012 decreased 28% compared to the first quarter of 2011 and decreased 8% from fourth quarter of 2011 levels. Excluding Bclear, European derivatives products ADV in the first quarter of 2012 decreased 31% compared to the first quarter of 2011 and decreased 3% from the fourth quarter of 2011.

•

While NYSE Liffe volumes in the first quarter of 2012 were 28% down year-on-year, trading activity in March 2012 was substantially stronger than in the first two months of the year. Trading volumes were up 15% compared to February 2012, making it the best month for trading since November 2011. The flagship Euribor futures contract registered its strongest trading volumes in 6 months.

•

The Long Gilt futures contract has shown strong growth, with trading volumes up 17% compared to the first quarter of 2011 and the Bclear MSCI index futures were up 66% compared to the first quarter of 2011. Open interest levels across NYSE Liffe have continued to show some strengthening from the lows recorded in December 2011.

•

U.S. equity options ADV in the first quarter of 2012 decreased 6% to 4.1 million contracts compared to the first quarter of 2011 and decreased 4% from the fourth quarter of 2011. U.S. consolidated equity options ADV of 15.9 million contracts decreased 8% compared to the first quarter of 2011 and decreased 3% from the fourth quarter of 2011. NYSE Euronext’s U.S. equity options exchanges accounted for 26% of total consolidated U.S. equity options trading in the first quarter of 2012, up from 25% in the first quarter of 2011, but down from 28% in the fourth quarter of 2011.

•

NYSE Liffe U.S. ADV in the first quarter of 2012 was 96,300 contracts compared to 21,000 contracts in the first quarter of 2011 and 91,200 contracts in the fourth quarter of 2011. NYSE Liffe U.S. successfully launched options on its mini-sized gold and mini-sized silver futures contracts. These new options contracts are designed to meet growing customer demand to trade and invest in the precious metals market.

•

LCH.Clearnet, New York Portfolio Clearing LLC (NYPC), The Depository Trust & Clearing Corporation (DTCC) and NYSE Euronext have agreed to explore expanding the existing combined “one-pot” cross-margining arrangement to include interest rate swaps cleared by LCH.Clearnet. The parties’ goal, defined in a Memorandum of Understanding (MOU), is to deliver greater capital efficiency to market participants by combining NYSE Liffe U.S.-traded interest rate futures contracts already cleared by NYPC, fixed income cash and repo trades cleared by the DTCC’s Fixed Income Clearing Corporation and interest rate swaps cleared by LCH.Clearnet’s SwapClear service into a single portfolio for purposes of margin netting and offsetting.

CASH TRADING AND LISTINGS

Cash Trading and Listings net revenue of $304 million in the first quarter of 2012 decreased $24 million, or 7% compared to the first quarter of 2011 and included a $4 million negative impact from foreign currency fluctuations. The $24 million decrease in net revenue compared to the first quarter of 2011 was primarily driven by lower trading volumes.

•

European cash ADV of 1.6 million transactions in the first quarter of 2012 decreased 12% from 1.8 million transactions in the first quarter of 2011 and decreased slightly from fourth quarter of 2011 levels. European cash market share (value traded) in NYSE Euronext’s four core markets was 65% in the first quarter of 2012, down from 70% in the first quarter of 2011, but in-line with the fourth quarter of 2011.

•

In the U.S., cash trading ADV in the first quarter of 2012 decreased 23% to 1.8 billion shares traded from 2.3 billion in the first quarter of 2011 and decreased 16% from the fourth quarter of 2011. Tape A matched market share was 31% in the first quarter of 2012, down from 35% in the first quarter of 2011 and down from 34% in the fourth quarter of 2011.

•

NYSE Euronext led the global market for listing initial public offerings (IPOs) year-to-date 2012 with $9.8 billion in total global proceeds raised from 45 IPOs on its European and U.S. markets, more than any exchange group in the world. In the U.S., NYSE leads the U.S. IPO market with 37 IPOs raising $8.4 billion. In Europe, the largest cable operator in the Netherlands, Ziggo, listed on Euronext Amsterdam raising €804M. The listing of Ziggo is the largest IPO in Europe in almost a year and marked the re-opening of the European IPO market. INSIDE Secure, a leading player in the design and supply of semiconductors, and Mobile Network Group, a leading contender in mobile marketing in France, were also listed on NYSE Euronext and NYSE Alternext, respectively, in Paris.

•

NYSE has steadily captured share in technology-based IPOs. NYSE listed 13 new tech IPOs year-to-date 2012, representing 59% of all technology IPOs, including Yelp Inc., Millennial Media Inc., Vantiv Inc., and Guidewire Software.

•

Year-to-date 2012, NYSE continues to see increasing transfer momentum building off the 16 companies with total market capitalization of $30.4 billion that transferred to NYSE in 2011. A total of 7 companies with total market capitalization of $54.1 billion have transferred or announced intention to transfer year-to-date. Companies that have transferred or announced include Teva Pharmaceuticals Industries Ltd., TD Ameritrade Holding Corp., and Hercules Technology Growth Capital Inc., among others.

•

NYSE Euronext’s fixed income trading platform, NYSE Bonds, and Bloomberg Trade Order Management Solutions (TOMS) now offer sell-side fixed income dealers an integrated platform to access the U.S. corporate bond market. Dealers using Bloomberg TOMS, the leading order management platform for U.S. fixed income securities, can now trade on the NYSE Bonds marketplace via the Bloomberg Professional® service, which is used globally by more than 310,000 subscribers.

INFORMATION SERVICES AND TECHNOLOGY SOLUTIONS

Information Services and Technology Solutions revenue was $121 million in the first quarter of 2012, an increase of $5 million, or 4% compared to the first quarter of 2011 and included a $2 million negative impact from foreign currency fluctuations. The $5 million increase in revenue compared to the first quarter of 2011, was driven by higher connectivity revenue related to our Mahwah data center and incremental revenue from the Metabit acquisition. The overall market for technology services is experiencing some weakness, as the challenging environment for financial services has delayed client decisions on purchases of software and connectivity services. Furthermore, the first quarter of the year is traditionally a slower quarter for technology services sales.

•

NYSE Euronext agreed to purchase 25% of Fixnetix Limited, a leading service provider of ultra-low latency data provision, co-location, trading services and risk controls for more than 50 markets worldwide. The agreement, which also includes the option for NYSE Euronext to acquire the remainder of Fixnetix at any time over the next three years, complements key areas of NYSE Technologies’ diverse product portfolio to offer customers integrated multi-asset market access and managed services.

•

Hong Kong Exchanges and Clearing Limited has selected NYSE Technologies’ Exchange Data Publisher (XDP)™ to drive the HKEx Orion Market Data Platform. XDP is an ultra-low latency solution designed to collect, integrate and disseminate real-time market data to local customers and, using regional hubs, to customers around the globe.

•

NYSE Technologies and Koscom Corporation, the technology firm created by the Korean Ministry of Finance and Korea Exchange, announced the signing of a Memorandum of Understanding that formalizes a joint commitment to continued technology cooperation and the creation of new international business opportunities. The agreement also supports NYSE Technologies’ core capital markets community strategy of connecting a diverse range of key global vendors, market participants and trading destinations to the Secure Financial Transaction Infrastructure network.

•

Muscat Securities Market (MSM) and NYSE Technologies announced the successful migration of the MSM to NYSE Technologies’ NSC V900 trading platform. The innovative trading infrastructure offers market participants the benefits of industry leading performance and speed.

# # #

The accompanying tables include information integral to assessing the Company’s financial performance.

Analyst/Investor/Media Call: April 30, 2012 at 8:00 a.m. (NY/ET)/2:00 p.m. (Paris/CEST) A presentation and live audio webcast of the first quarter 2012 earnings conference call will be available on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir. Those wishing to listen to the live conference via telephone should dial-in at least ten minutes before the call begins. An audio replay of the conference call will be available approximately one hour after the call on the Investor Relations section of NYSE Euronext’s website, http://www.nyseeuronext.com/ir or by dial-in beginning approximately two hours following the conclusion of the live call.

Live Dial-in Information:

United States: 800.706.7748

International: 617.614.3473

Passcode: 29693964

Replay Dial-in Information:

United States: 888.286.8010

International: 617.801.6888

Passcode: 73811941

Non-GAAP Financial Measures

To supplement NYSE Euronext’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Euronext uses non-GAAP financial measures of performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses, exit costs, the BlueNext tax settlement, disposal activities and discrete tax items, and (ii) improve overall understanding of NYSE Euronext’s current financial performance and its prospects for the future. Specifically, NYSE Euronext believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this release.

NYSE Euronext Earnings News Release with Tables and Operating Data

About NYSE Euronext

NYSE Euronext (NYX) is a leading global operator of financial markets and provider of innovative trading technologies. The company’s exchanges in Europe and the United States trade equities, futures, options, fixed-income and exchange-traded products. With approximately 8,000 listed issues (excluding European Structured Products), NYSE Euronext’s equities markets – the New York Stock Exchange, NYSE Euronext, NYSE Amex, NYSE Alternext and NYSE Arca – represent one-third of the world’s equities trading, the most liquidity of any global exchange group. NYSE Euronext also operates NYSE Liffe, one of the leading European derivatives businesses and the world’s second-largest derivatives business by value of trading. The company offers comprehensive commercial technology, connectivity and market data products and services through NYSE Technologies. NYSE Euronext is in the S&P 500 index, and is the only exchange operator in the Fortune 500. For more information, please visit: http://www.nyx.com.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

CONTACT: Media

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+32.2.509.1392 (Brussels)

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+44.20.7379.2789 (London)

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CONTACT: Investor Relations

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NYSE Euronext

Condensed consolidated statements of income (unaudited)

(in millions, except per share data)

	Three months ended,
	March 31, 2012	December 31, 2011	March 31, 2011
Revenues
Transaction and clearing fees	$609	$701	$815
Market data	91	90	96
Listing	110	112	109
Technology services	86	95	82
Other revenues	56	56	46

Total revenues	952	1,054	1,148
Transaction-based expenses:
Section 31 fees	66	84	89
Liquidity payments, routing and clearing	285	342	380

Total revenues, less transaction-based expenses	601	628	679

Other operating expenses
Compensation	160	159	161
Depreciation and amortization	66	68	70
Systems and communications	45	45	52
Professional services	73	80	69
Selling, general and administrative	61	106	63
Merger expenses and exit costs	31	46	21

Total other operating expenses	436	504	436

Operating income	165	124	243
Net interest and investment income (loss)	(28)	(28)	(29)
Loss from associates	(1)	(4)	(1)

Income before income taxes	136	92	213
Income tax (provision) benefit	(45)	4	(62)

Net income	91	96	151
Net (income) loss attributable to noncontrolling interest	(4)	14	4

Net income attributable to NYSE Euronext	$87	$110	$155

Basic earnings per share attributable to NYSE Euronext	$0.34	$0.43	$0.59
Diluted earnings per share attributable to NYSE Euronext	$0.34	$0.43	$0.59
Basic weighted average shares outstanding	258	260	261
Diluted weighted average shares outstanding	259	262	262

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended,
Non-GAAP Reconciliation	March 31, 2012	December 31, 2011	March 31, 2011
Income (loss) before income taxes - GAAP	$136	$92	$213
Excluding:
Merger expenses and exit costs	31	46	21
BlueNext tax settlement	—	42	—

Income before income taxes - as adjusted	167	180	234
Income tax provision	(42)	(47)	(61)

Net income - as adjusted	125	133	173
Net (income) loss attributable to noncontrolling interest	(4)	14	4
Excluding:
Noncontrolling interest impact on BlueNext tax settlement	—	(17)	—

Net income attributable to NYSE Euronext - as adjusted	$121	$130	$177

Diluted earnings per share attributable to NYSE Euronext	$0.47	$0.50	$0.68

NYSE Euronext

Segment Results (unaudited)

(in millions)

		Three months ended					Three months ended
		March 31, 2012					March 31, 2011
		Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated	Derivatives	Cash Trading and Listings	Information Services and Technology Solutions	Corporate and Eliminations	Consolidated

Revenues
Transaction and clearing fees		$206	$403	$—	$—	$609	$286	$529	$—	$—	$815
Market data		11	45	35	—	91	12	50	34	—	96
Listing		—	110	—	—	110	—	109	—	—	109
Technology services		—	—	86	—	86	—	—	82	—	82
Other revenues		12	44	—	—	56	9	38	—	(1)	46

Total revenues		229	602	121	—	952	307	726	116	(1)	1,148
Transaction-based expenses:
Section 31 fees		—	66	—	—	66	—	89	—	—	89
Liquidity payments, routing and clearing		53	232	—	—	285	71	309	—	—	380

Total revenues, less transaction-based expenses		176	304	121	—	601	236	328	116	(1)	679
Depreciation and amortization	[a]	10	42	14	—	66	15	46	9	—	70
Merger expenses and exit costs (M&E)	[b]	1	6	6	18	31	1	3	1	16	21
Other operating expenses		87	143	79	30	339	75	157	79	34	345

Operating income - GAAP	[c]	$78	$113	$22	$(48)	$165	$145	$122	$27	$(51)	$243

Operating income excluding M&E	[c] + [b]	$79	$119	$28	$(30)	$196	$146	$125	$28	$(35)	$264

Adjusted EBITDA	[c] + [a] + [b]	$89	$161	$42	$(30)	$262	$161	$171	$37	$(35)	$334

Operating margin excluding M&E		45%	39%	23%	N/M	33%	62%	38%	24%	N/M	39%
Adjusted EBITDA margin		51%	53%	35%	N/M	44%	68%	52%	32%	N/M	49%

N/M = Not meaningful

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Fixed operating expenses (unaudited)

(in millions)

Fixed operating expenses for the three months ended March 31, 2012 - GAAP	$436
Less:
Merger expenses and exit costs	(31)

	$405
Excluding the impact of:
Currency translation	5
New business initiatives	(7)

Fixed operating expenses for the three months ended March 31, 2012 - as adjusted	$403	[a	]

Fixed operating expenses for the three months ended March 31, 2011 - GAAP	$436
Less:
Merger expenses and exit costs	(21)

	$415	[b	]

Variance ($)	$(12)	[a	] - [b] = [c]

Variance (%)	-3%	[c	] / [b]

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

NYSE Euronext

Condensed consolidated statements of financial condition (unaudited)

(in millions)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents, and short term financial investments	$401	$432
Accounts receivable, net	495	462
Deferred income taxes	67	108
Other current assets	153	152

Total current assets	1,116	1,154
Property and equipment, net	965	963
Goodwill	4,144	4,027
Other intangible assets, net	5,827	5,697
Deferred income taxes	544	594
Other assets	666	637

Total assets	$13,262	$13,072

Liabilities and equity
Accounts payable and accrued expenses	$701	$957
Deferred revenue	393	130
Short term debt	66	39
Deferred income taxes	21	23

Total current liabilities	1,181	1,149
Long term debt	2,074	2,036
Deferred income taxes	1,930	1,900
Accrued employee benefits	589	620
Deferred revenue	377	371
Other liabilities	63	63

Total liabilities	6,214	6,139

Redeemable noncontrolling interest	303	295

Equity	6,745	6,638

Total liabilities and equity	$13,262	$13,072

NYSE Euronext

Selected Statistical Data:

Volume Summary

	Average Daily Volume					Total Volume
(Unaudited)	1Q12	4Q11	% Δ 1Q12 vs. 4Q11	1Q11	% Δ 1Q12 vs. 1Q11	1Q12	4Q11	% Δ 1Q12 vs. 4Q11	1Q11	% Δ 1Q12 vs. 1Q11
Number of Trading Days - European Markets	65	64		64		65	64		64
Number of Trading Days - U.S. Markets	62	63		62		62	63		62
European Derivatives Products (contracts in thousands)	3,332	3,616	-7.8%	4,633	-28.1%	216,595	231,383	-6.4%	296,529	-27.0%
of which Bclear	673	868	-22.5%	771	-12.7%	43,730	55,525	-21.2%	49,335	-11.4%
Avg. Net Revenue Per Contract (ex. Bclear)	$0.659	$0.698	-5.6%	$0.692	-4.8%	$0.659	$0.698	-5.6%	$0.692	-4.8%
Avg. Net Revenue Per Contract (ex. Bclear) - Currency Neutral	$0.659	$0.697	-5.5%	$0.679	-2.9%	$0.659	$0.697	-5.5%	$0.679	-2.9%
Total Interest Rate Products[1]	1,774	1,802	-1.5%	2,700	-34.3%	115,327	115,305	0.0%	172,792	-33.3%
Short Term Interest Rate Products	1,622	1,668	-2.7%	2,568	-36.8%	105,438	106,737	-1.2%	164,371	-35.9%
Medium and Long Term Interest Rate Products	152	134	13.6%	132	15.6%	9,889	8,568	15.4%	8,421	17.4%
Total Equity Products[2]	1,477	1,742	-15.2%	1,845	-20.0%	95,974	111,480	-13.9%	118,110	-18.7%
Individual Equity Products	1,019	1,215	-16.1%	1,266	-19.5%	66,242	77,775	-14.8%	81,011	-18.2%
Futures	510	707	-27.8%	575	-11.2%	33,175	45,273	-26.7%	36,777	-9.8%
Options	509	508	0.2%	691	-26.4%	33,068	32,503	1.7%	44,234	-25.2%
Equity Index Products	457	527	-13.1%	580	-21.1%	29,732	33,705	-11.8%	37,100	-19.9%
of which Bclear	673	868	-22.5%	771	-12.7%	43,730	55,525	-21.2%	49,335	-11.4%
Individual Equity Products	600	789	-24.0%	690	-13.0%	38,998	50,508	-22.8%	44,152	-11.7%
Futures	502	698	-28.0%	569	-11.7%	32,660	44,658	-26.9%	36,437	-10.4%
Options	98	91	6.7%	121	-19.1%	6,339	5,850	8.3%	7,715	-17.8%
Equity Index Products	73	78	-7.1%	81	-10.1%	4,731	5,017	-5.7%	5,183	-8.7%
Commodity Products	81	72	13.4%	88	-7.4%	5,293	4,598	15.1%	5,627	-5.9%
U.S. Derivatives Products (contracts in thousands)
Avg. Net Revenue Per Contract (ex. Liffe U.S. volumes)	$0.148	$0.148	0.0%	$0.165	-10.3%	$0.148	$0.148	0.0%	$0.165	-10.3%
Equity Options Contracts[3]	4,128	4,286	-3.7%	4,410	-6.4%	255,922	270,024	-5.2%	273,432	-6.4%
Total Consolidated Options Contracts	15,879	15,497	2.5%	17,306	-8.2%	984,508	976,280	0.8%	1,072,961	-8.2%
Share of Total Consolidated Options Contracts	26.0%	27.7%		25.5%		26.0%	27.7%		25.5%
NYSE Liffe U.S.
Futures and Futures Options Volume	96.3	91.2	5.5%	21.0	358.3%	6,161.3	5,837.8	5.5%	1,344.5	358.3%
European Cash Products (trades in thousands)	1,583	1,585	-0.1%	1,803	-12.2%	102,927	101,450	1.5%	115,377	-10.8%
Avg. Net Revenue Per Transaction	$0.573	$0.582	-1.5%	$0.667	-14.1%	$0.573	$0.582	-1.5%	$0.667	-14.1%
Avg. Net Revenue Per Transaction - Currency Neutral	$0.573	$0.566	1.2%	$0.639	-10.3%	$0.573	$0.566	1.2%	$0.639	-10.3%
Equities	1,530	1,522	0.5%	1,732	-11.7%	99,439	97,434	2.1%	110,841	-10.3%
Exchange-Traded Funds	14	20	-27.6%	21	-29.5%	942	1,281	-26.5%	1,316	-28.4%
Structured Products	34	38	-9.3%	45	-23.4%	2,235	2,426	-7.9%	2,873	-22.2%
Bonds	5	5	-1.1%	5	-12.0%	311	309	0.4%	347	-10.6%
U.S. Cash Products (shares in millions)	1,783	2,133	-16.4%	2,309	-22.8%	110,557	134,373	-17.7%	143,183	-22.8%
Avg. Net Revenue Per 100 Shares Handled	$0.0425	$0.0394	7.9%	$0.0370	14.9%	$0.0425	$0.0394	7.9%	$0.0370	14.9%
NYSE Listed (Tape A) Issues [4]
Handled Volume [5]	1,275	1,490	-14.4%	1,668	-23.6%	79,022	93,849	-15.8%	103,397	-23.6%
Matched Volume [6]	1,202	1,412	-14.9%	1,578	-23.8%	74,531	88,942	-16.2%	97,806	-23.8%
Total NYSE Listed Consolidated Volume	3,932	4,172	-5.8%	4,568	-13.9%	243,799	262,852	-7.2%	283,211	-13.9%
Share of Total Consolidated Volume
Handled Volume [5]	32.4%	35.7%		36.5%		32.4%	35.7%		36.5%
Matched Volume [6]	30.6%	33.8%		34.5%		30.6%	33.8%		34.5%
NYSE Arca & Amex (Tape B) Listed Issues
Handled Volume [5]	265	372	-28.8%	347	-23.5%	16,441	23,458	-29.9%	21,491	-23.5%
Matched Volume [6]	237	335	-29.4%	311	-23.9%	14,670	21,120	-30.5%	19,270	-23.9%
Total NYSE Arca & Amex Listed Consolidated Volume	1,123	1,452	-22.7%	1,351	-16.9%	69,620	91,461	-23.9%	83,751	-16.9%
Share of Total NYSE Arca & NYSE Amex Listed Consolidated Volume
Handled Volume [5]	23.6%	25.6%		25.7%		23.6%	25.6%		25.7%
Matched Volume [6]	21.1%	23.1%		23.0%		21.1%	23.1%		23.0%
Nasdaq Listed Issues (Tape C)
Handled Volume [5]	243	271	-10.1%	295	-17.5%	15,095	17,066	-11.5%	18,295	-17.5%
Matched Volume [6]	206	234	-11.8%	251	-18.0%	12,776	14,727	-13.2%	15,572	-18.0%
Total Nasdaq Listed Consolidated Volume	1,796	1,854	-3.2%	2,051	-12.5%	111,330	116,830	-4.7%	127,166	-12.5%
Share of Total Nasdaq Listed Consolidated Volume
Handled Volume [5]	13.6%	14.6%		14.4%		13.6%	14.6%		14.4%
Matched Volume [6]	11.5%	12.6%		12.2%		11.5%	12.6%		12.2%
Exchange-Traded Funds [5,7]
Handled Volume [5]	248	359	-30.8%	315	-21.2%	15,407	22,619	-31.9%	19,557	-21.2%
Matched Volume [6]	221	323	-31.5%	283	-21.8%	13,719	20,350	-32.6%	17,543	-21.8%
Total ETF Consolidated Volume	1,084	1,433	-24.4%	1,245	-13.0%	67,198	90,268	-25.6%	77,213	-13.0%
Share of Total ETF Consolidated Volume
Handled Volume [5]	22.9%	25.1%		25.3%		22.9%	25.1%		25.3%
Matched Volume [6]	20.4%	22.5%		22.7%		20.4%	22.5%		22.7%

[1]	Data includes currency products.
[2]	Includes trading activities for Bclear, NYSE Liffe’s service for Equity OTC derivatives.
[3]	Includes trading in U.S. equity options contracts, not equity-index options.
[4]	Includes all volume executed in NYSE Euronext’s U.S. crossing sessions.
[5]

Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Euronext’s U.S. exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

[6]	Represents the total number of shares of equity securities and ETFs executed on the NYSE Euronext’s U.S. exchanges.
[7]	Data included in previously identified categories.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.

All trading activity is single-counted, except European cash trading which is double counted to include both buys and sells.

NYSE Euronext

Selected Statistical Data:

Other Operating Statistics

	Three Months Ended
(Unaudited)	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
NYSE Euronext Listed Issuers
NYSE Listed Issuers
Issuers listed on U.S. Markets[1]	2,960	2,947	2,952
Number of new issuer listings[1]	106	88	104
Capital raised in connection with new listings ($millions)[2]	$4,492	$4,079	$12,446
Euronext Listed Issuers
Issuers listed on Euronext[1]	926	932	974
Number of new issuer listings[3]	10	12	10
Capital raised in connection with new listings ($millions)[2]	$1,461	$7	$29
NYSE Euronext Market Data
NYSE Market Data[4]
Share of Tape A revenues (%)	40.2%	43.0%	47.6%
Share of Tape B revenues (%)	27.0%	29.3%	31.1%
Share of Tape C revenues (%)	15.6%	17.5%	19.7%
Professional subscribers (Tape A)	362,617	371,878	374,285
Euronext Market Data
Number of terminals	221,906	226,282	233,289
NYSE Euronext Operating Expenses
NYSE Euronext employee headcount
NYSE Euronext headcount	3,079	3,077	3,028
NYSE Euronext Financial Statistics
NYSE Euronext foreign exchange rate
Average €/US$ exchange rate	$1.311	$1.348	$1.368
Average £/US$ exchange rate	$1.571	$1.573	$1.602

[1]

Figures for NYSE listed issuers include listed operating companies, special-purpose acquisition companies and closed-end funds listed on the NYSE and NYSE Amex and do not include NYSE Arca or structured products listed on the NYSE. There were 1,382 ETFs exclusively listed on NYSE Arca as of March 31, 2012. There were 449 corporate structured products listed on the NYSE as of March 31, 2012.

Figures for new issuer listings include NYSE new listings (including new operating companies, special-purpose acquisition companies and closed-end funds listing on NYSE) and new ETP listings on NYSE Arca (NYSE Amex is excluded). Figures for Euronext present the operating companies were listed on Euronext and do not include NYSE Alternext, Free Market, closed-end funds, ETFs and structured product (warrants and certificates). As of March 31, 2012, 180 companies were listed on NYSE Alternext, 263 on Free Market and 695 ETFs were listed on NextTrack.

[2]

Euronext figures show capital raised in millions of dollars by operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates). NYSE figures show capital raised in millions of dollars by operating companies listed on NYSE and NYSE Arca and do not include closed-end funds, ETFs and structured products.

[3]	Euronext figures include operating companies listed on Euronext, NYSE Alternext and Free Market and do not include closed-end funds, ETFs and structured products (warrants and certificates).
[4]

“Tape A” represents NYSE listed securities, “Tape B” represents NYSE Arca and NYSE Amex listed securities, and “Tape C” represents Nasdaq listed securities. Per Regulation NMS, as of April 1, 2007, share of revenues is derived through a formula based on 25% share of trading, 25% share of value traded, and 50% share of quoting, as reported to the consolidated tape. Prior to April 1, 2007, share of revenues for Tape A and B was derived based on number of trades reported to the consolidated tape, and share of revenue for Tape C was derived based on an average of share of trades and share of volume reported to the consolidated tape. The consolidated tape refers to the collection and dissemination of market data that multiple markets make available on a consolidated basis. Share figures exclude transactions reported to the FINRA/NYSE Trade Reporting Facility.

Source: NYSE Euronext, Options Clearing Corporation and Consolidated Tape as reported for equity securities.